Exhibit 24.1
POWER OF ATTORNEY
     We, the undersigned directors of the Registrant, hereby severally constitute and appoint Rick Green our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said person may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the preparation and filing of a registration statement on Form S-3 including specifically, but not limited to, power and authority to sign for us in our names in our capacities as directors the registration statement and any all amendments (including post-effective amendments) thereto; and we hereby approve, ratify, and confirm all that said person and/or persons shall do or cause to be done by virtue thereof.
February 25, 2010.

Name	Capacity

/s/ James E. Berry II*	Director
James E. Berry II

/s/ Thomas D. Berry*	Director

Thomas D. Berry

/s/ Joe Berry Cannon*	Director

Joe Berry Cannon

/s/ John Cohlmia*	Director

John Cohlmia

/s/ David S. Crockett, Jr.*	Director

David S. Crockett, Jr.

/s/ J. Berry Harrison*	Director

J. Berry Harrison

/s/ James M. Johnson*	Director

James M. Johnson

/s/ David P. Lambert*	Director

David P. Lambert

/s/ Linford R. Pitts*	Director

Linford R. Pitts

/s/ Robert B. Rodgers*	Chairman of the Board of Directors

Robert B. Rodgers

/s/ Russell W. Teubner*	Director

Russell W. Teubner